Exhibit 99.1

CERTIFICATION BY PRINCIPAL EXECUTIVE
OFFICER AND PRINCIPAL FINANCIAL OFFICER
REGARDING FACTS AND CIRCUMSTANCES RELATING
TO FORM 10-Q FOR FISCAL QUARTER ENDED NOVEMBER 1, 2002

I, Joseph M. Harris, President and Chief Executive Officer, state and attest that to the best of my knowledge, based upon a review of HLM Design, Inc.’s Quarterly Report on Form 10-Q for the Fiscal Quarter ended November 1, 2002 (the “Report”):

(1) the Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of the operations of HLM Design, Inc.

/s/ Joseph M. Harris

Joseph M. Harris
President and Chief Executive Officer
HLM Design, Inc.

Date: December 16, 2002

I, Vernon B. Brannon, Senior Vice President, Chief Operating Office and Chief Financial Officer, state and attest that to the best of my knowledge, based upon a review of HLM Design, Inc.’s Quarterly Report on Form 10-Q for the Fiscal Quarter ended November 1, 2002 (the “Report”):

(1) the Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of the operations of HLM Design, Inc.

/s/ Vernon B. Brannon

Vernon B. Brannon
Chief Financial Officer
HLM Design, Inc.

Date: December 16, 2002